UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 24, 2005
                                                (October 19, 2005)

                       Innovative Card Technologies, Inc.

             (Exact name of registrant as specified in its charter)

          Delaware                   000-51260                  14-1861651
 ---------------------------   ----------------------          ------------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)

    11601 Wilshire Boulevard, Suite 2160, Los Angeles CA         90025
    ----------------------------------------------------         -----
       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     (310) 312-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2005, Innovative Card Technologies, Inc. (the "Company") completed a private equity financing pursuant to which it raised gross proceeds of $6,500,000. T.R. Winston & Company served as the placement agent for the securities sold in this transaction. The transaction was a unit offering, pursuant to which each investor received a unit comprised of one share of restricted common stock and warrants convertible into 0.50 shares of restricted common stock, resulting in the placement of an aggregate 6,500,000 shares of restricted common stock and warrants convertible into an additional 3,250,000 shares of restricted common stock in the form attached hereto as Exhibit 4.1. The warrants have an exercise price of $1.25 per share and expire on October 19, 2010. Twenty-five investors participated in the transaction. Each and all of the investors in this financing qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor any of the investors paid any fees to any finder or broker-dealer in conjunction with this issuance. There are no material relationships between the Company, the investors or their respective affiliates.

      The securities sold pursuant to the equity financing have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Registration Rights Agreement between the Company and the investors, dated October 19, 2005, in the form attached hereto as Exhibit 10.1, the Company is required to file a registration statement on Form SB-2 within 30 days after the closing of the transaction for purposes of registering the resale of the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants.

      On October 19, 2005, the Company converted debt owed to Alan Finkelstein, the current Chief Executive Officer, Bennet P. Lientz, Jr., the current Chief Financial Officer, and George Hoover, a director of the Company, as consideration for prior services rendered to the Company in the following amounts:

      o 101,250 shares of restricted common stock and a warrant to purchase 50,625 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2005;

      o 52,500 shares of restricted common stock and a warrant to purchase 26,250 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2005; and

      o 50,000 shares of restricted common stock and a warrant to purchase 25,000 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2005.

      These transactions were in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended. The shares were issued to individuals qualified as an "accredited investor," as that term is defined in the Securities Act of 1933. The following conditions were all met with respect to these transactions: (1) the Company did not advertise these issuances in any public medium or forum, (2) the Company did not solicit any investors with respect to these issuances, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

      All officers and directors of the Company have entered into a lock-up agreement that restricts their right to dispose of any shares of common stock of the Company for a period of one year following the effective date of a registration statement registering the shares of the common stock of the Company as provided in the Registration Rights Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

         Exhibit No.       Description
         -----------       -----------

         4.1               Form of Warrant.

         10.1              Form of Registration Rights Agreement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Innovative Card Technologies, Inc.
                                           ----------------------------------
                                                     (Registrant)

Date  October 24, 2005
                                      By:  /s/ Bennet Lientz, Jr.
                                           -------------------------------------
                                     Name  Bennet Lientz, Jr.
                                   Title:  Chief Financial Officer

                                  EXHIBIT INDEX

         Exhibit No.       Description
         -----------       -----------

         4.1               Form of Warrant.

         10.1              Form of Registration Rights Agreement.